Exhibit 99.1
Press Release
Beijing Med-Pharm Corporation Signs Definitive Agreement to Acquire Remaining 51 Percent of Sunstone Pharmaceutical Co., Ltd. and Amends Existing Sunstone Agreement
Friday September 28
Investor Conference Call Scheduled for 9:00 AM ET, October 1, 2007
PLYMOUTH MEETING, Pa.— Beijing Med-Pharm Corporation (NASDAQ:BJGP — News) today announced that it has signed definitive agreements with the owners of Sunstone Pharmaceutical Co., Ltd. (“Sunstone”) to acquire the remaining 51 percent of the company it had not already agreed to purchase. In conjunction with the transaction, the Company will seek shareholder approval to change its name to BMP Sunstone Corporation.
“This acquisition will be a transformative event for Beijing Med-Pharm and provides many immediate and long-term benefits to our business,” said David Gao, CEO of Beijing Med-Pharm. “Sunstone will allow us to expand into the increasingly important channel for over-the-counter medicines in China, leverage the promotional reach of both OTC and hospital sales forces to attract more Western products and partners, and enhance the strength and breadth of our management team.”
Under the terms of the new agreement, Beijing Med-Pharm will acquire the remaining 51 percent of the issued share capital of Hong Kong Fly International Health Care Limited, a Hong Kong corporation that holds a 100% equity interest in Sunstone, for a total of 8 million shares of unregistered stock ($92.7 million based upon September 27, 2007, closing price of $11.59 per share). At closing, 20 percent of these shares will be held in escrow, half of which will be released upon the achievement of certain milestones by Sunstone, with the other half retained as security for indemnification events. Sale of the Beijing Med-Pharm stock by the current owners of Sunstone is subject to a two-year lock-up arrangement, after which time sales will be restricted to prescribed percentages over the following three years.
When the transaction is completed, Mr. Han Zhiqiang and Mr. Tong Zhijun, the two principals of Hong Kong Fly International Health Care Limited, will join the Board of Directors of BMP Sunstone. In addition, Mr. Han will assume the role of President and Chief Operating Officer, China, working with Mr. Gao to manage operations in China. Mr. Han was a founder of Sunstone and currently serves as the company’s General Manager. Mr. Han is Vice Chairman of the OTC Association in China and Vice Chairman of the Pharmaceutical Industrial Association, Hebei Province. He holds a degree in chemistry and pharmacy and an MBA. Mr. Tong, a co-founder of Sunstone, has been serving as the Chairman of its Board of Directors.
“We believe together Beijing Med-Pharm and Sunstone will represent a very competitive player in the rapidly changing market for healthcare products in China,” said Mr. Han. “The value of Sunstone’s marketing and sales capabilities in the OTC channel will be enhanced by Beijing Med-Pharm’s access to advanced foreign products and licensing partners, and its proprietary distribution network. In addition, we expect to benefit from the integration into Sunstone of Beijing Med-Pharm’s unique business model, which drives both demand creation and demand fulfillment, and the global experience and market knowledge of its management team.”
The closing of the 51 percent interest is expected to be completed during the first quarter of 2008. Although Sunstone is privately owned and Chinese government approval is not required, the transaction is subject to a number of conditions, including completion of U.S. GAAP Financial Statements and shareholder and NASDAQ approval.
Beijing Med-Pharm expects to schedule a special meeting of shareholders in the first quarter of 2008 to seek approval for the issuance of the securities and to change the name of the Company to BMP Sunstone

Corporation. Following the name change, Beijing Med-Pharm shares will continue to trade on the NASDAQ Global Market.
Beijing Med-Pharm also announced that, in order to be in a position to comply with the U.S. Securities and Exchange Commission (SEC) financial statement requirements in a timely manner, it had amended its existing agreement with the owners of Sunstone in order to extend the closing of the acquisition of 49 percent until the end of October. Under the terms of the amendment, Beijing Med-Pharm agreed to pay $13.6 million to the owners of Sunstone within three business days of the execution of the amendment, with the balance of the consideration to be funded at closing.
An investor conference will be held Monday, October 1, at 9:00 AM ET, to review plans for the acquisition of Sunstone. To participate, domestic (U.S.) callers should dial 877-407-8031 and international callers 201-689-8031. To access the live or archived call via the Internet, please log on to the home page of the Company’s website, www.beijingmedpharm.com. An audio replay of the call will be available for 30 days — dial-in and webcast information will be available at www.beijingmedpharm.com.
About Sunstone Pharmaceutical Co., Ltd.
Established in 1996, Sunstone is a privately held manufacturer of primarily over-the-counter (OTC) medicines, with operations in Tangshan, Hebei Province, People’s Republic of China. Sunstone expects to report 2007 revenues of $58-63 million and 2007 net income of $10-12 million. Approximately 90 percent of 2007 revenues will derive from OTC products, sold through the company’s national distribution network. Sunstone believes that its revenues should exceed average market growth rates over the next three to five years, due to its significant research and development expenditures, and its strong brand position. Sunstone’s two most visible brands are Hao Wawa (“Good Baby”) for children’s healthcare and Kang Fu Te (“Confort”) for women’s healthcare, which are both nationally recognized brands.
About Beijing Med-Pharm Corporation
Beijing Med-Pharm is a pharmaceutical marketing and distribution company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in China and pursuing partnerships with other companies seeking to enter the Chinese pharmaceuticals market. Beijing Med-Pharm is the only U.S. public company to offer industry partners a comprehensive suite of market-entry services in China that includes pre-market entry analysis; clinical trial management; product registration; market research; pharmaceutical distribution to hospitals through a unique proprietary network; and pharmaceutical marketing to physicians, hospitals and other healthcare providers.
Forward Looking Statements
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the 49 percent and 51 percent acquisitions by Beijing Med-Pharm of shares of Hong Kong Fly International Health Care Limited, the timing of Beijing Med-Pharm’s shareholder meeting, the benefits from the combination of the Beijing Med-Pharm and Sunstone businesses including potential cross selling of products and potential efficiencies of producing Beijing Med-Pharm products with Sunstone manufacturing and packaging capabilities, and any increase in the profitability of Sunstone or the continued profitability of Sunstone. Forward-looking statements provide Beijing Med-Pharm’s current expectations or forecasts of future events. Actual results could differ materially from those reflected in these forward-looking statements due to delay in satisfying conditions in the agreement, regulatory review, and general financial, economic, and political conditions affecting the biotechnology and pharmaceutical industries and the Chinese pharmaceutical market. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Beijing Med-Pharm undertakes no obligation to update publicly any forward-looking statement.

Contact:
Company:
Beijing Med-Pharm
Fred M. Powell, CFO, 610-940-1675
or
Media:
Sam Brown Inc.
Mike Beyer, 773-463-4211
beyer@sambrown.com